AMENDED AND RESTATED

CERTIFICATE OF TRUST

OF

USAA MUTUAL FUNDS TRUST

This Amended and Restated Certificate of Trust of USAA Mutual Funds Trust (the "Trust"), dated as of April 11, 2023, has been duly executed and is being filed by the undersigned, as a Trustee of the Trust, pursuant to the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq. (the "Act"), to amend and restate the Certificate of Trust of the Trust, which was originally filed with the Secretary of State of the State of Delaware on June 21, 1993 under the name "USAA State Tax-Exempt Trust" (as heretofore amended and restated, the "Prior Certificate of Trust").

The Prior Certificate of Trust is hereby amended and restated in its entirety to read as follows:

1.Name. The name of the Trust is "Victory Portfolios III".

2.Registered Investment Company. The Trust is a registered investment company under the Investment Company Act of 1940, as amended.

3.Registered Office. The address of the registered office of the Trust in the State of Delaware is c/o Corporate Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

4.Registered Agent. The name and address of the registered agent for service of process on the Trust in the State of Delaware are Corporate Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

5.Series. Notice is hereby given that the Trust has series within the meaning of Section 3804 of the Act and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series. The series of the Trust, and the respective launch date of each such series, are as set forth on Appendix A attached hereto.

6.Effectiveness. This Amended and Restated Certificate of Trust shall become effective on April 24, 2023.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has duly executed this Amended and Restated Certificate of Trust as of the date first written above in accordance with Section 3811(a)(2) of the Act.

/s/ David C. Brown

_______________________________________

David C. Brown Trustee

USAA Mutual Funds Trust

Amended and Restated Certificate of Trust

APPENDIX A

SERIES OF THE TRUST

Series*	Launch Date
Victory 500 Index Fund	5/1/1996
Victory Aggressive Growth Fund	10/19/1981
Victory California Bond Fund	8/1/1989
Victory Capital Growth Fund	10/27/2000
Victory Cornerstone Aggressive Fund	6/8/2012
Victory Cornerstone Conservative Fund	6/8/2012
Victory Cornerstone Equity Fund	6/8/2012
Victory Cornerstone Moderate Fund	9/1/1995
Victory Cornerstone Moderately Aggressive Fund	8/15/1984
Victory Cornerstone Moderately Conservative Fund	6/8/2012
Victory Emerging Markets Fund	11/7/1994
Victory Extended Market Index Fund	10/27/2000
Victory Global Equity Income Fund	8/7/2015
Victory Global Managed Volatility Fund	7/31/2008
Victory Government Securities Fund	2/1/1991
Victory Growth & Income Fund	6/1/1993
Victory Growth and Tax Strategy Fund	1/11/1989
Victory Growth Fund	1/30/1981
Victory High Income Fund	8/2/1999
Victory Income Fund	1/30/1981
Victory Income Stock Fund	5/4/1987
Victory Core Plus Intermediate Bond Fund	8/2/1999
Victory International Fund	7/11/1988
Victory Money Market Fund	1/30/1981
Victory Nasdaq-100 Index Fund	10/27/2000
Victory New York Bond Fund	10/10/1990
Victory Precious Metals and Minerals Fund	8/15/1984
Victory Science & Technology Fund	8/1/1997
Victory Short-Term Bond Fund	6/1/1993
Victory Small Cap Stock Fund	8/2/1999
Victory Sustainable World Fund	10/1/1992
Victory Target Managed Allocation Fund	8/7/2015
Victory Target Retirement 2030 Fund	7/31/2008
Victory Target Retirement 2040 Fund	7/31/2008
Victory Target Retirement 2050 Fund	7/31/2008
Victory Target Retirement 2060 Fund	7/12/2013
Victory Target Retirement Income Fund	7/31/2008
Victory Tax Exempt Intermediate-Term Fund	3/19/1982
Victory Tax Exempt Long-Term Fund	3/19/1982
Victory Tax Exempt Money Market Fund	2/6/1984
Victory Tax Exempt Short-Term Fund	3/19/1982
Victory Treasury Money Market Trust	2/1/1991
Victory Ultra Short-Term Bond Fund	10/18/2010
Victory Value Fund	8/3/2001

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Victory Virginia Bond Fund	10/10/1990

*Effective April 24, 2023, each of the above mentioned series changed their names to replace references to USAA to Victory.

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